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                                                                     EXHIBIT 1.1



                                                          DRAFT 4/05/99






                             _______________ SHARES


                                  MARIMBA, INC.

                        COMMON STOCK ($0.0001 PAR VALUE)







                             UNDERWRITING AGREEMENT






__________, 1999



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                                                   _____________, 1999

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC
c/o Morgan Stanley & Co., Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

               Marimba, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), and certain stockholders of the Company named in Schedule I hereto (the "SELLING STOCKHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 4,000,000 shares of the Company's Common Stock, $0.0001 par value (the "FIRM SHARES"), of which 3,548,000 shares are to be issued and sold by the Company and an aggregate of 452,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

               The Company and certain of the Selling Stockholders also propose to sell to the several Underwriters not more than an additional 600,000 shares of its Common Stock, $0.0001 par value (the "ADDITIONAL SHARES"), of which 188,000 shares are to be issued and sold by the Company (the "COMPANY ADDITIONAL SHARES") and 412,000 shares are to be sold by such Selling Stockholders, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $0.0001 par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS."

               The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.



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               1. Representations and Warranties of the Company. The Company
represents and warrants to and agrees with each of the Underwriters that:


               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in California, Illinois and New York (which are the only jurisdictions in which the conduct of its business or its ownership or leasing of property require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company).

               (d) The Company has only one subsidiary, Marimba UK Ltd. (the "SUBSIDIARY"). The Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business; all of the issued shares of the Subsidiary have been duly and validly authorized and issued, are fully paid and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. As of March 31, 1999, the total assets of the Subsidiary did not exceed $ _______ and the net sales of the Subsidiary for the twelve months ended March 31, 1999 did not exceed $ ______.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

                      (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.



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               (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus, and other than options to purchase an aggregate of _____ shares of Common Stock granted after March 31, 1999 pursuant to the Company's 1996 Stock Option Plan (the "1996 PLAN"), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal and other similar rights.

               (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and the Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiary, except in each case as described in the Prospectus.



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               (l) The Company and the Subsidiary each have good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary; and any real property, buildings and equipment held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and equipment by the Company and the Subsidiary, in each case except as described in the Prospectus.

               (m) The Company and the Subsidiary each own or possess adequate licenses or other rights to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, or necessary to conduct their business in the manner described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse affect on the Company and the Subsidiary, taken as a whole. The discoveries, inventions, products or processes of the Company and the Subsidiary referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company.

               (n) No material labor dispute with the employees of the Company or the Subsidiary exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and, without conducting any independent investigation, the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and the Subsidiary, taken as a whole.

               (o) The Company is insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiary, taken as a whole, except as described in the Prospectus.



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               (p) The Company and the Subsidiary possess all consents,
        approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with all, appropriate federal, state or foreign regulatory authorities and all courts and other tribunals, necessary to conduct their respective business, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and the Subsidiary, taken as a whole, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and the Subsidiary, taken as a whole, except as described the Prospectus

               (q) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (r) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (s) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                      (u) The Company and the Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and



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        conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

               (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

               (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except in each case as described in the Prospectus (and as to which any requirements to include any securities in, or register any securities pursuant to, the Registration Statement have been satisfied or duly waived).

               (x) The section of the Prospectus entitled "Shares Eligible for Future Sale" properly describes all agreements (collectively, the "LOCK-UP AGREEMENTS") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for the respective periods of time designated in such Lock-Up Agreements, without the prior written consent of the Company or Morgan Stanley & Co. Incorporated.

               (y) The Nasdaq Stock Market, Inc. has approved the Shares to be issued by the Company for listing on the Nasdaq National Market upon official notice of issuance.

               (z) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (aa) The Company has reviewed, and is continuing to review, its operations and that of the Subsidiary to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1,
        2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been



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        accurately described in the Registration Statement or Prospectus and (B)
        the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiary, taken as a whole, or result in any material loss or interference with the business or operations of the Company and the Subsidiary, taken as a whole; and (ii) to the Company's knowledge, the suppliers, vendors, customers or other material third parties used or served by the Company and the Subsidiary are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

               2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders represents, warrants and covenants to and agrees with each of the Underwriters that:

               (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

               (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Selling Stockholder's Irrevocable Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY"), and the letter of Transmittal and Custody Agreement signed by such Selling Stockholder and ________________________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY Agreement"), will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney or the Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.


               (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney or the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

        (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.



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               (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and each is a valid and binding agreement of such Selling Stockholder.

               (f) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

               (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that with respect to each of the Selling Stockholders other than Kim Polese and Arthur van Hoff, the representation and warranty set forth in this paragraph shall only relate to information in the Registration Statement relating to such Selling Stockholder. Kim K. Polese and Arthur A. van Hoff are together referred to in this Agreement as the "Founders."

               3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Company Additional Shares, and each Selling Stockholder agrees to sell to the Underwriters the number of Additional Shares set forth with respect to such Selling Stockholder on Schedule I hereto, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares, at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier



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than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

               Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) options issued under the 1996 Plan, the 1999 Omnibus Equity Incentive Plan, the 1999 Non-Employee Directors Option Plan, and the shares issuable upon exercise thereof, (D) shares issued under the 1999 Employee Stock Purchase Plan and the shares issuable upon exercise thereof, and (E) warrants issued pursuant to debt financing transactions. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

               4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

               5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriter at 10:00 a.m., New York City time, on ____________, 1999 [4 DAYS AFTER DATE OF AGREEMENT], or at such other time on the same or such other date, not later than [5 DAYS AFTER DATE OF



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AGREEMENT], 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

               Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

               Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

               6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

               The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                      (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Stockholders (or by their attorney-in-fact on their behalf), to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that each Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               (d) The Underwriters shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP., outside counsel for the Company, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated, is validly
               existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in California, Illinois and New York;

                      (ii) the Company has the authorized and outstanding
               capital stock as set forth in the Prospectus; except as disclosed in the Prospectus and other than options to purchase an aggregate of ___ shares of Common Stock granted after March 31, 1999 pursuant to the Company's 1996 Plan, to such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                      (iii) the shares of Common Stock (including the Shares to
               be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued and non-assessable and, to such counsel's knowledge, fully paid;

                      (iv) the Shares to be sold by the Company have been duly
               authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights pursuant to the Company's certificate of incorporation or bylaws or applicable federal or California law or Delaware corporate law or, to such counsel's knowledge, any agreement, instrument, judgment, decree or order to which the Company is a party or by which it is bound;

                      (v) this Agreement has been duly authorized, executed and
               delivered by the Company;

                      (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable federal or California law or Delaware corporate law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (as to which such counsel need not opine);

                      (vii) the statements (A) in the Prospectus under the
               captions "Management-Indemnification," "Management - Employee Benefit Plans," "Management - Change of Control Arrangements," "Certain Transactions," "Description of Capital Stock," " Shares Eligible for Future Sale" and "Underwriters" tot he extent of the description of this Agreement and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                      (viii) such counsel does not know of any legal or
               governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, or, to such counsel's knowledge, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (ix) the Company is not and, after giving effect to the
               offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                      (x) the Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company;

                      (xi) the Registration Statement has become effective under the Securities Act; and, to such counsel's knowledge (based solely upon oral advice from the

               Staff of the Commission), no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and

                      (xii) such counsel (A) shall state that the Registration
               Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (e) The Underwriters shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP., special counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                      (i) This Agreement has been duly authorized, executed and
               delivered by or on behalf of each of the Selling Stockholders;

               (ii) The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not contravene any provision of applicable federal, California or Delaware corporate law, or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, or the Power of Attorney or Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares and except such consent, approval, authorization, order or qualification which, if not obtained, would not have a material adverse effect on such Selling Stockholder and would not impair the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney or Custody Agreement or such Selling Stockholder.

                      (iii) to such counsels' knowledge, each of the Selling
               Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                      (iv) The Power of Attorney and the Custody Agreement of
               each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholders; and

                      (v) Upon payment for the Shares to be sold by each Selling
               Stockholder as provided in this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to "securities accounts" (as defined in Section 8-501 of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any adverse claim to such Shares may be asserted against the Underwriters with respect to such security entitlement; it being understood that for the purpose of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, and (y) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                      (f) The Representatives shall have received a legal opinion from Weil, Gotschal & Manges LLP, special patent counsel for the Company, dated the Closing date, to the effect that the statements set forth under the headings "Risk Factors - Novadigm Has Claimed That We Infringe Its Intellectual Property," and "Business Legal Proceedings" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein, and such counsel has no reason to believe that such information, (i) as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such information not misleading and (ii) as of the date of such opinion, included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary in order to make such information, in light of the circumstances in which they were made, not misleading.

               (g) The Underwriters shall have received on the Closing Date an opinion of Fenwick & West LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iv),
        (d)(v), 6(d)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(d)(xii) above.

               With respect to Section 6(d)(xii) above, Gunderson Dettmer Stough Villeneuve, Franklin & Hachigian, LLP, and Fenwick & West LLP may state that their statements and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to you counsel and (D) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall state in their opinion that they are justified in relying on each such other opinion.


               The opinions of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, described in Sections 6(d) and (e) above, and the opinion of Weil, Gotschal & Manges described in Section 6(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                      (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (j) The Nasdaq National Market shall have approved the Common Stock for listing, subject only to official notice of issuance.

               The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

               7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                      (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [June

        30], 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) that in connection with the reservation by the Underwriters of a portion of the Shares for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters," the Company will ensure that such Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. BT Alex. Brown Incorporated will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

               8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered (with the written approval of the Company) in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled

"Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               The provisions of the preceding paragraph shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

               9. Indemnity and Contribution. (a) The Company and each Founder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

               (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Sellers, the Company's directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Sellers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Seller on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (g) The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. The aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 and under the representations and warrants contained in Section 2(g) hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholder (before deducting expenses) from the offering of the Shares sold by such Selling Stockholder. In addition, notwithstanding the foregoing provisions of this
Section 9, the Company and each of the Underwriters agrees with each of the Founders that any claim of such Underwriter against such Founder for indemnification, reimbursement or advancement of expenses pursuant to this
Section 9(a) or for breach of any representation or warranty in Section 2(g) hereof shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the limitation on the aggregate liability of the Selling Stockholders set forth above, shall be satisfied by the Founders only to the extent that such claim has not been satisfied in full by the Company within the 60-day period following the date on which payment therefor shall have been requested from the Company.

               10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Sellers. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

               12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                    Very truly yours,

                                    MARIMBA, INC.


                                    By:____________________________
                                       Name:
                                       Title:

                                    SELLING STOCKHOLDERS


                                    By:____________________________
                                       Name:  Kim K. Polese
                                       Title: Attorney-in-Fact


                                    By:____________________________
                                       Name:  Arthur A. van Hoff
                                       Title: Attorney-in-Fact


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC

Acting severally on behalf of themselves and the several Underwriters named in
  Schedule II hereto.

By: Morgan Stanley & Co. Incorporated


        By:__________________________
           Name:
           Title:

                                                                      SCHEDULE I



                                                                              NUMBER OF
                                                       NUMBER OF              ADDITIONAL
                                                      FIRM SHARES               SHARES
   SELLING STOCKHOLDER                                TO BE SOLD              TO BE SOLD
   -------------------                                ----------              ----------
Jonathan Payne                                          123,700                 123,700

Kim K. Polese                                           124,300                 124,300

Sami Shaio                                               80,000                  40,000

Arthur A. van Hoff                                      124,000                 124,000


                                                        -------                 -------
                      TOTAL                             452,000                 412,000
                                                        =======                 =======

                                                                     SCHEDULE II


                                                                         NUMBER OF
                                                                        FIRM SHARES
            UNDERWRITER                                               TO BE PURCHASED
            -----------                                               ---------------
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC



                                                                      --------------
                      TOTAL
                                                                      ==============